UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 30, 2020

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-38323	82-3074668
(Commission File Number)	(IRS Employer Identification No.)

1180 Seminole Trail, Suite 495

Charlottesville, Virginia 22901

(Address of principal executive offices and zip code)

(434) 422-9800

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	ADIL	NASDAQ

Warrants	ADILW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On July 30, 2020, Adial Pharmaceuticals, Inc. (the “Company”) held an investor conference call to provide updates regarding the Company's business and operations and ongoing ONWARD™ Phase 3 clinical trial using AD04 for the treatment of alcohol use disorder (AUD).

The Company announced that it has received approval to commence its ONWARD™ Phase 3 clinical trial of AD04 for the treatment of AUD in Croatia. As a result, the Company has secured approvals to run the trial in all of the Scandinavian and Eastern European countries in which it intends to run the trial. The ONWARD™ Phase 3 trial is expected to serve as a basis for approval of AD04 as a treatment for AUD in the United States and Europe. The Company also announced that given the substantial increase in the number of people suffering from AUD during COVID-19, it plans to make a filing to the U.S. Food and Drug Administration for designation of AD04 under an expedited review program.

A webcast replay of the investor conference call is available at https://ir.adialpharma.com/ through July 30, 2021. A telephone replay of the call is available through Thursday, August 13, 2020 and can be accessed by dialing 877-481-4010 for U.S. callers or + 919-882-2331 for international callers and entering conference ID: 36297.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2020	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ William B. Stilley, III
	Name:	William B. Stilley
	Title:	President and Chief Executive Officer

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